EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

The undersigned officers of Wilson Holdings, Inc., a Nevada corporation (the “Company”), do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

1.	The Annual Report on Form 10-KSB of the Company for the year ended December 31, 2006, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Clark Wilson
Clark Wilson
President and Chief Executive Officer
February 16, 2007

/s/ Arun Khurana
Arun Khurana
Chief Financial Officer
February 16, 2007